===============================================================================


             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 6, 2000



                         STEWART ENTERPRISES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           LOUISIANA              0-19508         72-0693290
 (STATE OR OTHER JURISDICTION   (COMMISSION    (I.R.S. EMPLOYER
       OF INCORPORATION)       FILE NUMBER)   IDENTIFICATION NO.)



                      110 VETERANS MEMORIAL BOULEVARD
                        METAIRIE, LOUISIANA  70005
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                              (504) 837-5880
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                              NOT APPLICABLE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


===============================================================================

ITEM 5.  OTHER EVENTS

     On September 6, 2000, the Company issued the following press release.



CONTACT:  Kenneth C. Budde                     FOR IMMEDIATE RELEASE
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880


    STEWART ENTERPRISES ACHIEVES ITS GOALS FOR THE THIRD QUARTER OF FISCAL
              YEAR 2000 AND EXPANDS STRATEGIES FOR REDUCING DEBT

_____________________________________________________________________________


METAIRIE, LA, September 6, 2000 . . . Stewart Enterprises, Inc. (Nasdaq NMS:

STEI) today announced net earnings of $18.1 million, or $.17 per share, on revenues of $181.8 million for the three months ended July 31, 2000.  For the nine months ended July 31, 2000, the Company announced net earnings of $56.3 million, or $.53 per share, on revenues of $563.6 million.



William E. Rowe, President and Chief Executive Officer, stated, "We continue to achieve earnings and produce operating cash flow consistent with the parameters we established in 1999.  By empowering people at every level of our organization to focus on improving our cash flow, we have generated $55.2 million of operating cash flow thus far this fiscal year compared to negative

$2.9 million in the prior year."



Early in fiscal year 2000, the Company's management resolved to improve cash flow and build cash reserves in order to de-leverage its balance sheet at the appropriate time.  Remaining debt maturities in fiscal 2000 are $2.3 million,

and debt maturities in fiscal 2001 are $29.6 million.  The Company's $600 million bank credit facility, of which $529 million is outstanding as of July

31, 2000, matures in fiscal 2002, and $200 million of its public debt matures in fiscal 2003.  As of July 31, 2000, the Company had cash and marketable securities of $91 million after reducing debt by $12 million during the quarter.  The Company is pursuing several strategies to deal with those scheduled maturities, and the successful implementation of those strategies should alleviate any liquidity issues over the long term.


                            -more-

Mr. Rowe continued, "We have implemented various initiatives to generate cash and reduce debt.  One initiative being considered is the possible sale of certain foreign operations.  We have engaged an investment-banking firm to assist us in this process, and we are in discussions with several interested parties.  Also, in addition to management's regular communication with the lead bank in our credit facility, we recently met with all of the banks in our syndicate to discuss our plans for de-leveraging the balance sheet.  We initiated that meeting because we are committed to developing a workable plan well in advance of our revolver's maturity date."



At the end of fiscal year 1999, management stated that fiscal year 2000 would be a year of transition, from a period of rapid growth, fueled primarily by acquisitions, to a period driven primarily by internal growth strategies and a more intense focus on improving the operations and cash flow of our businesses.  In this regard, management stated its earnings expectations for fiscal year 2000 would be in the range of $.68 to $.72 with operating cash flow of about $75 million.  Mr. Rowe stated, "Based on our performance thus far, we see no reason that Stewart Enterprises will not achieve its targets set in 1999 for fiscal year 2000 operating earnings and cash flow.  We are less certain of the effects and timing of the implementation of SAB 101, which is further discussed below, and the potential sale of certain foreign operations, which could result in a material charge but would generate significant cash for debt reduction."



Cemetery revenues for the third quarter of 2000 decreased 10 percent to $73.4 million due principally to reduced prearranged cemetery sales.  Brian J.

Marlowe, Chief Operating Officer, commented, "The Company anticipated reduced prearranged cemetery sales and funeral merchandise sales as the sales force adapted to adjustments made to the terms and conditions of preneed contracts.

These adjustments include increased average finance charges, shortened contract lengths and larger down payment requirements.  Additionally, there has been uncertainty about operational changes being considered in conjunction with the implementation of SAB 101 and how those may impact the mix of products and services we sell.  We think the changes we have made to the terms and conditions of sale and the operational changes we are making in conjunction with implementing SAB 101 will improve the quality of our receivables and cash flow and help focus our sales force on the optimal product mix to maximize cash flow and shareholder returns."



Funeral revenues for the third quarter of 2000 decreased 3 percent to $108.4 million compared to $112.1 million for the third quarter of 1999 due principally to reduced prearranged funeral merchandise sales.  The average revenue per call from the Company's core domestic operations increased 6.0 percent during the quarter.  Mr. Marlowe commented, "We experienced an increase in average revenue during a period when we did not significantly increase prices.  Early implementation of the findings of our extensive consumer market study and the funeral-arranger training we have begun to implement have been positive drivers for our funeral business."


                            -more-

The Company and other industry participants continue to discuss directly with the staff of the Securities and Exchange Commission the application of its recently issued Staff Accounting Bulletin No. 101 - "Revenue Recognition in

Financial Statements" as it relates to preneed sales activities.  SAB 101,

which applies to all companies and was not directed at the death care industry, emphasizes among other matters the importance of physical delivery of a product or service to justify the recognition of revenue.



Mr. Rowe commented, "We hoped to have a final resolution on SAB 101 by today.

However, the industry is still in discussions with the SEC on a number of important points, which we hope to conclude in the near future.  Nonetheless,

I would like to address generally certain concerns that may exist with respect to the projected impact on earnings.  It appears that the implementation of

SAB 101 will require a deferral of previously recorded revenue associated with preneed sales that will result in a material, one-time, non-cash, cumulative adjustment to earnings, although amounts deferred will be recognized in future years as the products and services that have been bought and paid for are ultimately delivered."



"The effect of implementation on future earnings is less clear, as several material issues are still under discussion with the SEC.  Though potentially material to future earnings, SAB 101 will not, as some have speculated,

eliminate most or all of our future net earnings nor have an effect even remotely close to that.  Our Company will remain strong, and we will continue to offer our products on an at-need and preneed basis, although we will modify the products we promote and the methods of sale somewhat, and defer the recognition of some of the revenues and expenses until delivery.  Furthermore,

the implementation of SAB 101 will not impact the Company's cash flows and,

based on what we currently know, will not cause a violation of any financial covenants in our debt agreements."



THIRD QUARTER RESULTS

   * Revenues of $181.8 million compared to $193.7 million in the third quarter of 1999.
   * Gross profit of $45.9 million compared to $53.7 million for the third quarter last year.
   * EBITDA of $56.3 million compared to $63.9 million for the third quarter last year.
   * Depreciation and amortization of $11.9 million compared to $13.3 million for the third quarter of 1999.
   * Net earnings of $18.1 million or $.17 per share, compared to $23.3 million or $.21 per share in the third quarter of 1999.
   * Operating cash flow of $16.9 million compared to negative $4.5 million for the third quarter last year.



                               -more-
YEAR-TO-DATE RESULTS

   * Revenues of $563.6 million compared to $566.2 million in the first nine months of 1999.
   * Gross profit of $144.4 million compared to $165.6 million for the first nine months last year.
   * EBITDA of $175.2 million compared to $194.9 million for the first nine months last year.
   * Depreciation and amortization of $40.6 million compared to $37.3 million for the first nine months of 1999.
   * Net earnings of $56.3 million or $.53 per share, compared to $74.0 million or $.69 per share in the first nine months of 1999.
   * Year-to-date 1999 earnings and diluted earnings per share exclude the effect of the $50.1 million after-tax ($.47 per share) cumulative effect of the change in accounting principle recorded in fiscal year 1999.
   * Operating cash flow of $55.2 million compared to negative $2.9 million for the corresponding period last year.

FUNERAL RESULTS - THIRD QUARTER 2000

   * Funeral revenues decreased 3 percent to $108.4 million compared to $112.1 million in the third quarter of 1999.
   * Funeral revenues from the Company's core operations decreased 5 percent compared to the corresponding period in 1999 due primarily to reduced preneed funeral merchandise sales.
   * In addition, the Company experienced a 6.0 percent increase in the average revenue per domestic funeral service performed by its core operations, partially offset by a 3.9 percent decrease in the number of domestic funeral services performed by those operations.
   * Of the total funerals performed in the third quarter of 2000, 19.1 percent were delivered out of the Company's backlog of preneed funerals, as compared to 19.8 percent in the third quarter of 1999.
   * Domestic cremations as a percentage of total domestic funerals performed were 37.0 percent compared to 34.6 percent in the comparable period of 1999.

FUNERAL RESULTS - YEAR-TO-DATE

   * Funeral revenues increased 4 percent to $346.8 million compared to $332.0 million in the first nine months of 1999.
   * Funeral revenues from the Company's core operations decreased one percent compared to the corresponding period in 1999 due primarily to reduced preneed funeral merchandise sales.
   * The Company experienced a 6.2 percent increase in the average revenue per domestic funeral service performed by its core operations, partially offset by a 1.9 percent decrease in the number of domestic funeral services performed by those operations.
   * Of the total funerals performed in the first nine months of 2000, 19.3 percent were delivered out of the Company's backlog of preneed funerals, as compared to 18.6 percent in the first nine months of 1999.
   * As of July 31, 2000, the Company had a backlog in excess of 400,000 preneed funerals, which are expected to generate nearly $1.5 billion in future funeral revenue.
   * Domestic cremations as a percentage of total domestic funerals performed were 35.9 percent compared to 35.6 percent in the comparable period of 1999.

CEMETERY RESULTS

   * Cemetery revenues for the third quarter of 2000 decreased 10 percent to $73.4 million compared to $81.6 million in the third quarter of 1999 as a result of reduced preneed cemetery property and merchandise sales.
   * Cemetery revenues for the first nine months of 2000 decreased 7 percent to $216.8 million compared to $234.2 million in the first nine months of 1999 as a result of reduced preneed cemetery property and merchandise sales.


                                -more-

Forward-looking statements are based on assumptions about future events and are therefore inherently uncertain; actual results may differ materially from those projected.  See cautionary statements below.



Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 626 funeral homes and 163 cemeteries in North America, South

America, Europe and the Pacific Rim.



Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss third quarter results today at 10 a.m. Central

Standard Time.  The teleconference dial-in number is (800) 982-3472.  From outside the continental United States, call (703) 871-3022.  Interested parties may also listen to the live conference call via the Internet through Stewart Enterprises' website at HTTP://WWW.STEWARTENTERPRISES.COM.

To participate, please call the number or go to the website at least 15 minutes prior to the call.  A replay of the call will be available on the

Company's website until October 6, 2000.  All investor information is available at HTTP://WWW.STEWARTENTERPRISES.COM.




_____________________________________________________________________________
Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the economy, death rate, competition and consumer preferences in the Company's domestic and foreign markets; the Company's ability to increase prices, retain market share, and meet preneed sales targets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to access capital markets including the secondary equity and debt markets; the Company's ability to achieve economies of scale and manage growth; the performance of acquired businesses; the Company's success with its internal growth strategies, operating initiatives, and cash flow initiatives; the effects and timing of possible asset sales and the implementation of SAB 101; the Company's ability to enter new markets; the effect of unanticipated legal proceedings and unanticipated outcomes of legal proceedings; and changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 2000. The Company assumes no obligation to update information contained herein.

                                       ###

_____________________________________________________________________________




                STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS
                                (Unaudited)
              (Dollars in thousands, except per share amounts)


                                                                Three Months Ended July 31,
                                                               ----------------------------
                                                                   2000            1999
                                                               ------------     -----------
Revenues:
     Funeral                                                   $  108,448       $ 112,099
     Cemetery                                                      73,375          81,622
                                                               ------------     -----------
          Total revenues                                          181,823         193,721
                                                               ------------     -----------
Costs and expenses:
     Funeral                                                       81,024          80,668
     Cemetery                                                      54,864          59,379
                                                               ------------     -----------
          Total costs and expenses                                135,888         140,047
                                                               ------------     -----------
     Gross profit                                                  45,935          53,674
Corporate general and administrative expenses                       4,796           5,012
                                                               ------------     -----------
     Operating earnings                                            41,139          48,662
Interest expense, net                                             (14,410)        (13,224)
Other income, net                                                   1,738           1,328
                                                               ------------     -----------
     Earnings before income taxes                                  28,467          36,766
Income taxes                                                       10,390          13,419
                                                               ------------     -----------
     Net earnings                                               $  18,077       $  23,347
                                                               ============     ===========
Earnings per common share:
     Basic                                                      $    0.17       $    0.21
                                                               ============     ===========
     Diluted                                                    $    0.17       $    0.21
                                                               ============     ===========

Weighted average common shares outstanding (in thousands):
     Basic                                                        106,737         111,752
                                                               ============     ===========
     Diluted                                                      106,737         112,196
                                                               ============     ===========

Dividends per common share                                      $    0.02        $   0.02
                                                               ============     ===========


                        STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF EARNINGS
                                       (Unaudited)
                      (Dollars in thousands, except per share amounts)


                                                                              Nine Months Ended July 31,
                                                                            ----------------------------
                                                                                 2000           1999
                                                                            -------------   ------------
Revenues:
     Funeral                                                                $   346,835     $   332,031
     Cemetery                                                                   216,809         234,159
                                                                            -------------   ------------
          Total revenues                                                        563,644         566,190
                                                                            -------------   ------------

Costs and expenses:
     Funeral                                                                    253,873         234,040
     Cemetery                                                                   165,344         166,567
                                                                            -------------   ------------
          Total costs and expenses                                              419,217         400,607
                                                                            -------------   ------------
     Gross profit                                                               144,427         165,583
Corporate general and administrative expenses                                    14,939          13,360
                                                                            -------------   ------------
     Operating earnings                                                         129,488         152,223
Interest expense, net                                                           (43,440)        (38,718)
Other income, net                                                                 2,534           2,961
                                                                            -------------   ------------
     Earnings before income taxes and cumulative effect
          of change in accounting principle                                      88,582         116,466
Income taxes                                                                     32,332          42,510
                                                                            -------------   ------------
     Earnings before cumulative effect of change in accounting principle         56,250          73,956
Cumulative effect of change in accounting principle,
     net of a $28,798 income tax benefit                                           -            (50,101)
                                                                            -------------   ------------
     Net earnings                                                           $    56,250     $    23,855
                                                                            =============   ============

Basic earnings per common share:
     Earnings before cumulative effect of change in
          accounting principle                                              $      0.53     $      0.69
     Cumulative effect of change in accounting principle                            -             (0.47)
                                                                            -------------   ------------
     Net earnings                                                           $      0.53     $      0.22
                                                                            =============   ============

Diluted earnings per common share:
     Earnings before cumulative effect of change in
          accounting principle                                              $      0.53     $       0.69
     Cumulative effect of change in accounting principle                            -              (0.47)
                                                                            -------------   -------------
     Net earnings                                                           $      0.53     $       0.22
                                                                            =============   =============

Weighted average common shares outstanding (in thousands):
     Basic                                                                      106,522          107,068
                                                                            =============   =============
     Diluted                                                                    106,540          107,604
                                                                            =============   =============

Dividends per common share                                                  $      0.06     $       0.06
                                                                            =============   =============


                                  SIGNATURE



 Pursuant to the requirements of the Securities  Exchange  Act  of  1934, the

Registrant  has  duly  caused  this report to be signed on its behalf by  the undersigned thereunto duly authorized.





                                      STEWART ENTERPRISES, INC.


September 6, 2000                    /s/ KENNETH C. BUDDE
                                    ----------------------------
                                        Kenneth C. Budde
                                        Executive Vice President
                                        Chief Financial Officer